Exhibit 10.5

POSTAL REALTY TRUST, INC.

2019 EQUITY INCENTIVE PLAN

NOTICE OF STOCK AWARD

Subject to the terms and conditions of this Notice of Stock Award (this "Notice"), the Stock Award Agreement attached hereto (the "Award Agreement"), and the Postal Realty Trust, Inc. 2019 Equity Incentive Plan (the "Plan"), the below individual (the "Participant") is hereby granted the below number of shares of Common Stock (the "Covered Shares") in Postal Realty Trust, Inc., a Maryland corporation (the "Company"). Unless otherwise specifically indicated, all terms used in this Notice have the meanings set forth in the Award Agreement or the Plan.

Identifying Information:

Participant Name	Number of "Covered Shares":
and Address:	Vesting Commencement Date:
Date of Grant:

Vesting Schedule:

Subject to the Participant's continuous status as an employee of the Company or an Affiliate or a Non-Employee Director (each, a "Service Provider"), and the terms of the Plan, this Notice and the Award Agreement, the Covered Shares vest over a ___ year period in accordance with the following vesting schedule (the "Vesting Schedule"):

Vesting Date	Nonforfeitable Percentage
________________________	________________________
________________________	________________________
________________________	________________________

Representations and Agreements of the Participant:

The Participant has reviewed this Notice, the Award Agreement and Annex A and the Plan in their entirety, has had an opportunity to have them reviewed by his or her legal and tax advisers, and hereby represents that he or she is relying solely on such advisors and not on any statements or representations of the Company or any of its agents or Affiliates. The Participant represents to the Company that he or she is familiar with the terms of this Notice, the Award Agreement and Annex A and the Plan, and hereby accepts the Covered Shares subject to all of their terms. The Participant hereby agrees that all questions of interpretation and administration relating to this Notice, the Award Agreement and the Plan will be resolved solely by the Committee.

Electronic Signature:

This Notice may be executed by the Participant and the Company by means of electronic or digital signatures, which have the same force and effect as manual signatures. The Participant agrees that clicking "I Accept" (or a tab of similar intent) in connection with or response to any electronic communication or other medium has the effect of affixing the Participant's electronic signature to this Notice. This award of Covered Shares will be forfeited by the Participant if it is not duly executed by electronic signature by the Participant prior to the deadline set forth in the electronic transmission of this Award Agreement.

POSTAL REALTY TRUST, INC.

2019 EQUITY INCENTIVE PLAN

STOCK AWARD AGREEMENT

Subject to the terms and conditions of the Notice of Stock Award (the "Notice"), this Stock Award Agreement (this "Award Agreement"), and the Postal Realty Trust, Inc. 2019 Equity Incentive Plan (the "Plan"), Postal Realty Trust, Inc., a Maryland corporation (the "Company"), hereby grants the individual set forth in the Notice (the "Participant") Shares of Common Stock (the "Covered Shares"). Unless otherwise specifically indicated, all terms used in this Award Agreement have the meanings set forth in the Notice or the Plan.

1.       Grant of Stock Award. The principal features of the Stock Award, including the number of Covered Shares, are set forth in the Notice. The grant of the Covered Shares will not be effective until the Date of Grant set forth in the Notice.

2.       Vesting Schedule and Risk of Forfeiture.

(a)       Vesting Schedule. Subject to the Participant's continuous status with the Company as a Service Provider and any other limitations set forth in the Notice, the Plan or this Award Agreement, the Covered Shares will vest in accordance with the Vesting Schedule provided in the Notice (the "Vesting Schedule").

(a)       Risk of Forfeiture. The Covered Shares will be subject to a risk of forfeiture until such time the Covered Shares vest in accordance with the Vesting Schedule. All or any portion of the Covered Shares subject to a risk of forfeiture will automatically be forfeited and immediately returned to the Company if the Participant's continuous status as a Service Provider is interrupted or terminated for any reason other than as permitted under the Plan. Additionally, and notwithstanding anything in the Notice or this Award Agreement to the contrary, the vested and unvested Covered Shares will automatically and immediately be forfeited upon the earlier of: (i) the date the Participant's continuous status as a Service Provider is terminated for Cause, and (ii) the date the Participant breaches (as determined by the Board) any provision of the Notice, this Award Agreement or the Plan. The Company may implement any forfeiture under this Section 2(b) in a unilateral manner, without the Participant's consent, and with no payment to the Participant, cash or otherwise, for the forfeited Covered Shares. For the purposes of this Award Agreement, "Cause" means, if the Participant is a party to an employment agreement or similar agreement between the Participant and the Company and such agreement provides for a definition of "Cause" (or substantially similar term), the definition contained therein. If no such agreement exists, or if any such agreement exists but "Cause" (or substantially similar term) is not defined therein, then Cause means (as determined by the Committee in its sole and absolute discretion) the occurrence of any one or more of the following events: (i) any act or omission that constitutes a material breach by the Participant of any of his or her material obligations under the Plan, this Award Agreement or any other material agreement between the Participant and the Company; (ii) the Participant's conviction of, or plea of nolo contendere to, (A) any felony or (B) another crime involving dishonesty or moral turpitude or which could reflect negatively upon the Company or otherwise impair or impede its operations; (iii) the Participant engaging in any misconduct, negligence, dishonesty, violence or threat of violence (including any violation of federal securities laws) that is demonstrably and materially injurious to the Company or any of its subsidiaries or Affiliates; (iv) the Participant's material and knowing breach of a material written policy of the Company or the rules of any governmental or regulatory body applicable to the Company; or (v) any other willful misconduct by the Participant which is or could be materially injurious to the financial condition, operations or business reputation of the Company or any of its subsidiaries or Affiliates.

3.       Transfer Restrictions. The Covered Shares issued to the Participant hereunder may not be sold, transferred by gift, pledged, hypothecated, or otherwise transferred or disposed of by the Participant (other than by will or by the laws of descent or distribution) prior to the date when the Covered Shares vest pursuant to the Vesting Schedule. Any attempt to transfer Covered Shares in violation of this Section 3 will be null and void and will be disregarded. The terms of the Plan and this Award Agreement are binding upon the executors, administrators, heirs, successors and assigns of the Participant.

4.       Escrow of Shares. For purposes of facilitating the enforcement of the provisions of the Notice, this Award Agreement and the Plan, the Participant agrees, immediately upon his or her deemed receipt of the certificate(s) for the Covered Shares, to deliver such certificate(s) (or electronic equivalent), together with a Stock Assignment Separate from Certificate in the form attached hereto as Annex A (executed in blank by the Participant and with respect to each such certificate) to the Secretary or Assistant Secretary of the Company, or their designee, as escrow agent (the "Escrow Agent"), to hold in escrow for so long as such Covered Shares have not vested pursuant to the Vesting Schedule or until such time as this Award Agreement is no longer in effect. The Escrow Agent will have the authority to take all such actions and to effectuate all such transfers and/or releases as may be necessary or appropriate to accomplish the objectives of this Award Agreement in accordance with the terms hereof. The Participant hereby acknowledges that the appointment of the Escrow Agent hereunder with the stated authorities is a material inducement to the Company to enter into the Notice and this Award Agreement and that such appointment is coupled with an interest and is irrevocable. The Participant agrees that the Escrow Agent will not be liable to any party hereto (or to any other person) for any actions or omissions unless such Escrow Agent is grossly negligent relative thereto. The Escrow Agent may rely upon any letter, notice or other document executed by any signature purported to be genuine and may resign at any time. Upon the vesting of Covered Shares, the Escrow Agent will, without further order or instruction, transmit to the Participant the certificate (or electronic equivalent) evidencing such Shares, subject, however, to satisfaction of any withholding obligations provided in Section 7 below.

5.       Additional Securities. Any securities or cash received as the result of an adjustment provided for in Article XII of the Plan (the "Additional Securities") will be retained in escrow in the same manner and subject to the same conditions and restrictions as the Covered Shares with respect to which they were issued, including the Vesting Schedule. If the Additional Securities consist of a convertible security, the Participant may exercise any conversion right, and any securities so acquired will constitute Additional Securities. In the event of any change in certificates (or electronic equivalent) evidencing the Shares or the Additional Securities by reason of any transaction under Article XII of the Plan, the Escrow Agent is authorized to deliver to the issuer the certificates (or electronic equivalent) evidencing the Shares or Additional Securities in exchange for the certificates (or electronic equivalent) of the replacement securities.

6.       Distributions. The Company will disburse to the Participant all regular cash dividends with respect to the Shares and Additional Securities, whether vested or otherwise, less the amount to satisfy any applicable withholding obligations. Such dividends will be fully vested on the date the dividends are disbursed and will not be subject to the Vesting Schedule.

7.       Taxes. The Participant hereby acknowledges and understands that he or she may suffer adverse tax consequences as a result of the Participant's receipt of (or purchase of), vesting in, or disposition of, the Covered Shares.

(a)       Representations. The Participant has reviewed with the Participant's tax advisors the tax consequences of this Award Agreement and the Covered Shares granted hereunder, including any U.S. federal, state and local tax laws, and any other applicable taxing jurisdiction. The Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Participant hereby acknowledges and understands that the Participant (and not the Company) will be responsible for the Participant's tax liability that may arise as a result of the Participant receiving this Award Agreement and the Covered Shares granted hereunder.

(b)       Payment of Withholding Taxes. The Participant will make appropriate arrangements with the Company for the satisfaction of all U.S. federal, state, local and non-U.S. income and employment tax withholding requirements applicable to any Covered Shares. The Participant hereby acknowledges the Company's obligations under this Award Agreement are fully contingent on the Participant first satisfying this Section 7(b). Therefore, a failure of the Participant to reasonably satisfy this Section 7 in accordance with the Committee's sole and absolute discretion will result in the automatic termination and expiration of this Award Agreement and the Company's obligations hereunder. The Participant hereby agrees that a breach of this Section 7(b) will be deemed to be a material breach of this Award Agreement.

8.       Legality of Initial Issuance. No Covered Shares will be issued unless and until the Committee has determined that: (i) the Company and the Participant have taken all actions required to register the Covered Shares under the Securities Act or to perfect an exemption from the registration requirements thereof, if applicable; (ii) all applicable listing requirements of any stock exchange or other securities market on which the Covered Shares are listed has been satisfied; and (iii) any other applicable provision of any applicable law has been satisfied.

9.       Restrictive Legends. The certificate evidencing the Covered Shares issued hereunder will be endorsed with the following legends (in addition to any legend required under applicable U.S. federal, state securities laws and under any other applicable law):

(a)       On the face of the certificate:

"TRANSFER OF THESE SHARES OF COMMON STOCK IS RESTRICTED IN ACCORDANCE WITH THE CONDITIONS PRINTED ON THE REVERSE OF THIS CERTIFICATE."

(b)       On the reverse of the certificate:

"THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED PURSUANT TO THE TERMS OF THE POSTAL REALTY TRUST, INC. 2019 EQUITY INCENTIVE PLAN AND MAY NOT BE SOLD, PLEDGED, TRANSFERRED, ASSIGNED OR OTHERWISE ENCUMBERED IN ANY MANNER EXCEPT AS IS SET FORTH IN THE TERMS OF SUCH PLAN OR ANY RELATED AGREEMENT."

However, in instances where Covered Shares are issued electronically, this Section 9 will apply only to the extent administratively practical.

10.       Restrictions on Transfer.

(a)       Stop-Transfer Notices. The Participant agrees that, in order to ensure compliance with the restrictions referred to herein and applicable law, the Company may issue appropriate "stop transfer" instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(b)       Rights of the Company. The Company will not (i) record on its books the transfer of any Covered Shares that have been sold or transferred in contravention of this Award Agreement or (ii) treat as the owner of Covered Shares, or otherwise accord voting, dividend or liquidation rights to, any transferee to whom Covered Shares have been transferred in contravention of this Award Agreement. Any transfer of Covered Shares not made in conformance with this Award Agreement will be null and void and will not be recognized by the Company.

11.       Notice. Any notice required by the terms of this Award Agreement must be given in writing and will be deemed to be effective upon personal delivery or upon deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid. Notice must be addressed to the Company at its principal executive office and to the Participant at the address that he or she most recently provided to the Company.

12.       Successors and Assigns. Except as provided herein to the contrary, this Award Agreement is binding upon and will inure to the benefit of the parties to this Award Agreement, their respective successors and permitted assigns.

13.       No Assignment. Except as otherwise provided in this Award Agreement, the Participant may not assign any of his or her rights under the Notice or this Award Agreement without the prior written consent of the Company, which consent may be withheld in its sole discretion. The Company is permitted to assign its rights or obligations under the Notice and this Award Agreement.

14.       Construction; Severability. The captions used in this Award Agreement are inserted for convenience and are not to be deemed to be a part of this Award Agreement for construction or interpretation. Except where otherwise indicated by the context, the singular form includes the plural form and the plural form includes the singular form. Use of the term "or" is not intended to be exclusive, unless the context clearly requires otherwise. The validity, legality or enforceability of the remainder of this Award Agreement will not be affected even if one or more of the provisions of this Award Agreement are held to be invalid, illegal or unenforceable in any respect.

15.       Administration and Interpretation. Any determination by the Committee in connection with any question or issue arising under the Notice, the Plan or this Award Agreement will be final, conclusive and binding on the Participant, the Company and all other persons. Any question or dispute regarding the interpretation of this Award Agreement or the receipt of the Covered Shares or shares of Common Stock hereunder must be submitted by the Participant to the Committee. The resolution of such question or dispute by the Committee will be final and binding on all parties.

16.       Counterparts. The Notice may be executed in any number of counterparts, any of which may be executed and transmitted by facsimile, and each of which will be deemed to be an original, but all of which together will be deemed to be one and the same instrument.

17.       Entire Agreement; Governing Law; and Amendments. The provisions of the Plan and the Notice are incorporated herein by reference. The Plan, the Notice and this Award Agreement, including Annex A, constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof, and may not be modified adversely to the Participant's interest except by means of a writing signed by the Company and the Participant. This Award Agreement is governed by the laws of the State of New York applicable to contracts executed in and to be performed in that State.

18.       Venue. The Company, the Participant and the Participant's assignees agree that any suit, action or proceeding arising out of or related to the Notice, this Award Agreement or the Plan must be brought in the United States District Court for the Eastern District of New York (or should such court lack jurisdiction to hear such action, suit or proceeding, in a state court in Nassau County, New York) and that all parties submit to the jurisdiction of such court. The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court. If any one or more provisions of this Section 18 are for any reason held invalid or unenforceable, it is the specific intent of the parties that such provisions be modified to the minimum extent necessary to make it or its application valid and enforceable.

19. No Guarantee of Continued Service. THE PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF COVERED SHARES PURSUANT TO THE VESTING SCHEDULE IS EARNED ONLY BY CONTINUOUS STATUS AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THE COVERED SHARES OR ACQUIRING SHARES OF COMMON STOCK HEREUNDER). THE PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AWARD AGREEMENT, THE COVERED SHARES GRANTED HEREUNDER, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND DO NOT INTERFERE IN ANY WAY WITH THE PARTICIPANT'S RIGHT OR THE COMPANY'S (OR ANY AFFILIATE'S) RIGHT TO TERMINATE THE PARTICIPANT'S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

20.       Waiver. Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof will not be deemed to be a waiver of such term, covenant, or condition, nor will any waiver or relinquishment of, or failure to insist upon strict compliance with, any right or power hereunder at any one or more times be deemed to be a waiver or relinquishment of such right or power at any other time or times.

* * * * *

ANNEX A

POSTAL REALTY TRUST, INC.

2019 EQUITY INCENTIVE PLAN

STOCK AWARD AGREEMENT

Stock Assignment Separate From Certificate

[Please sign this document but do not date it. The date and information of the transferee will be completed if and when the shares are assigned.]

FOR VALUE RECEIVED,                                             (the "Participant") hereby sells, assigns and transfers unto                                                     ,                                    (                  ) shares of the Common Stock of Postal Realty Trust, Inc., a Maryland corporation (the "Company"), standing in his or her name on the books of the Company represented by Certificate No.                              (or electronic equivalent) herewith, and does hereby irrevocably constitute and appoint the Secretary of the Company with the power of attorney to transfer the said stock in the books of the Company with full power of substitution. This assignment may be executed by the Participant by means of electronic or digital signatures, which have the same force and effect as manual signatures. The Participant agrees that clicking "I Accept" (or a tab of similar intent) in connection with or response to any electronic communication or other medium has the effect of affixing the Participant's electronic signature to this assignment.

Dated:_______________
Signature of the Participant

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